EXHIBIT 99.2



     CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER OF
               COMPETITIVE TECHNOLOGIES, INC.
                 PURSUANT TO SECTION 906 OF
       THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


     I, Frank R. McPike, Jr., am Executive Vice President,
Chief Financial Officer and Treasurer of Competitive
Technologies, Inc. (the Company).

     This certification is being furnished pursuant to 18
U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2003 (the Report).

     I hereby certify that to the best of my knowledge:

  1.   The Report fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of
     1934 (15 U.S.C. 78m(a) or 78o(d)); and

  2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.


  Date: March 17, 2003

                                    /s/ Frank R. McPike, Jr.
                                    Frank R. McPike, Jr.
                                    Executive Vice President,
                                    Chief Financial Officer
                                    and Treasurer of
                                    Competitive Technologies, Inc.